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                                                                    EXHIBIT 10.7

            [LOGO OF
            EL PASO ENERGY
            MARKETING           EL PASO ENERGY
            APPEARS HERE]          MARKETING

                        NATURAL GAS PURCHASE AGREEMENT

CONTRACT DATE: December 1, 1998       CONTRACT NO.:
BUYER:                                SELLER:
EL PASO ENERGY MARKETING COMPANY      ATP ENERGY, INC.

NOTICE/BILLING                        NOTICES/BILLING
ADDRESS:  P.O. Box 2511               ADDRESS:   4600 Post Oak Place, Suite 230
          Houston, Texas 77252-2511              Houston, Texas 77027
ATTN:     Accounting Department       ATTN:      Contract Service

FOR OVERNIGHT DELIVERY:               PAYMENT ADDRESS: For Payment
          1001 Louisiana, 25th Floor             Chase Bank of Texas
          Houston, Texas 77002                   Acct # 01000027441
ATTN:     Contract Services                      ABA  # 113000609

TELEPHONE: (713) 420-5000             TELEPHONE: (713) 622-3311

FACSIMILE: (713) 420-2180             FACSIMILE: (713) 622-5101

This Agreement is entered into and effective as of the contract date written above, and will continue therefrom for an initial term through the last day of December, 2001 and month to month thereafter, unless terminated by at least thirty (30) days prior written notice from either party to the other.

This Agreement incorporates and is subject to the terms and conditions set out hereunder, and a Confirmation Letter in the form of an Exhibit "A", as such Confirmation Letter may be amended from time to time.

            ACCEPTED AND AGREED TO THIS 30th day of December, 1998

BUYER:                                 SELLER:
EL PASO ENERGY MARKETING COMPANY       ATP ENERGY, INC.


BY:                                    BY: /s/ PAUL BULMAHN
   ------------------------------         ---------------------------------
   TITLE:                                 TITLE: PRESIDENT

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                       TERMS AND CONDITIONS OF PURCHASE

PURPOSES AND PROCEDURES: EL PASO ENERGY MARKETING COMPANY ("Buyer") and ATP OIL & GAS CORPORATION. ("Seller") Will enter into a Firm Natural Gas Transactions (hereinafter __ defined) pursuant to which natural Gas is delivered and received at one or more mutually agreeable delivery points. The Buyer or Seller may sometimes be referred to collectively as "Parties" or singularly as "Party."

"FIRM" SHALL MEAN THAT EITHER PARTY MAY INTERRUPT ITS PERFORMANCE WITHOUT LIABILITY ONLY TO THE EXTENT THAT SUCH PERFORMANCE IS PREVENTED FOR REASONS OF FORCE MAJEURE; PROVIDED, HOWEVER, THAT DURING FORCE MAJEURE INTERRUPTIONS, THE PARTY INVOKING FORCE MAJEURE MAY BE RESPONSIBLE FOR ANY IMBALANCE CHARGES RELATED TO ITS INTERRUPTION AFTER THE NOMINATION IS MADE TO THE TRANSPORTER AND UNTIL THE CHANGE IN DELIVERIES AND OR RECEIPTS IS CONFIRMED BY THE TRANSPORTER.

CONFIRMATION LETTER: The Confirmation Letter is a document in the form of Exhibit "A" hereto that is prepared by the sending Party, faxed by the sending Party to the receiving Party, executed by the receiving Party, and faxed by the receiving Party to the sending Party. The Confirmation Letter shall be deemed for all purposes to be in writing, to have been signed by both parties, and to constitute an "original" for purposes of the best evidence rule.

TERM: The effective date and term shall be as indicated on the face of this Agreement.

QUANTITY: Subject to the provisions of this Agreement, Maximum Daily Quantity set forth in the Confirmation Letter, attached hereto and made a part hereof. Either Party shall notify the other Party of its nomination(s), from time to time, with prior notice of at least twenty-four (24) hours and/or within the transporting pipeline's deadline date for making changes in nominations to be effective the next day at 7:00 A.M. Sales and purchases hereunder are subject to and expressly made contingent upon the availability of acceptable transportation capacity necessary for Seller to deliver and Buyer to receive such gas at the Point(s) of Delivery set forth in the Confirmation Letter. In the event Seller delivers more or less than the effective nomination(s), and as a result thereof, Buyer is assessed imbalance penalties, fees, or charges, Seller shall reimburse Buyer for same within ten (10) days of Seller's receipt of Buyer's invoice therefor.

PRICE: Buyer shall pay Seller, for all quantities of gas nominated and received for Buyer's account hereunder, the price per MMBtu set forth in the Confirmation Letter. Such price will be inclusive of all royalties, taxes, transportation charges, expenses and costs applicable to the gas prior to receipt by Buyer at the Point(s) of Delivery set forth in the Confirmation Letter. In the event Buyer should be required, by the laws of any governmental body having jurisdiction hereunder, to pay any such costs or charges for which Seller is liable, then Buyer shall have the right to reduce the amount payable hereunder by an amount equal to such costs or charges.

POINT(S) OF DELIVERY: The Point(s) of Delivery for all gas delivered hereunder shall be set out in the Confirmation Letter. All rights, title, interest and risk of loss to all gas purchased hereunder shall pass to Buyer upon the receipt of such gas by Buyer or Buyer's designee at the Point(s) of Delivery set forth in the Confirmation Letter. Seller shall have possession of the gas and shall arrange for all necessary transportation of the as from Seller's source(s) of such gas to the Point(s) of Delivery set forth in the Confirmation Letter.

MEASUREMENT: The parties agree that the measurement of gas purchased hereunder shall be performed by the pipeline designated to Buyer to receive the gas at the Point(s) of Delivery as described in the Confirmation Letter. The unit of measurement for payment purposes shall be one million (1,000,000) BTU, as measured on a dry basis. BTU and volume measurements shall be made at the pressure and temperature basis of the measuring pipeline in accordance with the provisions of such pipeline's then effective F.E.R.C. Gas Tariff, or in the event such pipeline is not subject to FERC regulation, the applicable gas transportation regulations or contract provisions of such pipeline.

QUALITY AND PRESSURE: Gas tendered for sale hereunder shall meet the quality and pressure specifications of the pipeline system and/or facilities which shall receive the as at the Point(s) of Delivery set forth in the Confirmation Letter.

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                       TERMS AND CONDITIONS OF PURCHASE

FORCE MAJEURE: Nonperformance of any obligation hereunder, other than the obligation to make payment hereunder, shall be executed if prevented by an occurrence of legitimate force majeure, but only for so long as performance is prevented by such force majeure. The Party claiming excuse shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance. Force majeure as used herein shall mean any event beyond the reasonable control of the Party in question which prevents, in whole or in part, that Party's performance or obligations hereunder. With respect to FIRM transaction only, force majeure shall specifically exclude economic hardship.

Force Majeure shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as hurricanes, or freezing or failure of wells or lines of pipe; (iii) acts of others such a strikes, riots, sabotage, insurrections or wars; (iv) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction; and (v) any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the affected Party.

BILLING AND PAYMENT: As soon as reasonably practical following the close of each month during which deliveries of gas occurred pursuant to an effective Confirmation Letter, Seller shall render to Buyer a statement showing the quantity of gas delivered at the Point(s) of Delivery and the amount due therfor. Buyer shall make payment to Seller, by wire transfer on the Twenty-Fifth day of the month following the delivery month. In the event, Buyer has obtained a statement of actual volumes received for Buyer's account, from the Party responsible for measurement at the Point(s) of Delivery, then Buyer shall adjust the amounts due on Seller's invoice and shall make payment to Seller on the adjusted amount. In such event, Buyer shall promptly provide Seller with a third Party measurement statement sufficiently supporting Buyer's adjustment. If there is a bona fide dispute with regard to any amount billed, Buyer shall nevertheless pay the undisputed amount when due. If any amount billed hereunder is not paid by Buyer when due, then, absent a bona fide dispute as to whether such amount is due, interest shall accrue on the unpaid amount from the due date until paid at the prime commercial rate charged by CitiBank N.A. New York, New York, plus two (2) percent or the maximum legal rate, whichever is less.

FINANCIAL ASSURANCE: Should Buyer fail to give adequate assurance of its ability to perform its obligations under this Agreement within forth-eight (48) hours of Seller demand, Seller may withhold and/or suspend deliveries, or terminate this Agreement without prior notice, in addition to any and all other remedies available hereunder.

WARRANTY AND INDEMNIFICATION: Seller warrants that, at the time of delivery of all gas sold hereunder to Buyer, Seller shall have good title to the right to sell such gas and that such gas shall be free and clear of all liens, encumbrances or claims. Seller shall agree to hold harmless, defend and indemnify Buyer against all suits, actions, debts, accounts, damages, costs (including reasonable attorneys' fees) arising from or out of any adverse claims relating to Seller's title or right to sell such gas. In the event of any claim or litigation, at any time, concerning Seller's title to the leases, wells, gas produced or liquid hydrocarbons recovered from the gas sold hereunder or the proceeds from the sale thereof, Buyer shall be entitled to suspend payments to Seller until such claims or litigation of title is resolved to Buyer's satisfaction.

AUDIT: Each Party shall have the right at its sole expense and at reasonable hours to examine the records of the other Party to the extent necessary to verify the accuracy of any statement or other data that may reasonably have a bearing on or pertain to any business conducted hereunder between the parties; provided, however, that the auditing Party does not have the right to examine any record relating to transactions that occurred more than two (2) years before the date of the date of the audit. In the event of any inaccuracy, any necessary adjustments in the billing shall be made within thirty (30) days after the determination thereof. This provision of this Agreement shall survive any termination of this Agreement.

LIMITATION OF ACTION: ANY ACTION FOR BREACH OF THIS AGREEMENT MUST BE COMMENCED WITHIN TWO (2) YEARS AFTER THE ALLEGED BREACH OCCURS, REGARDLESS OF

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                       TERMS AND CONDITIONS OF PURCHASE

THE AGGRIEVED PARTY'S LACK OF KNOWLEDGE OF THE ALLEGED BREACH. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

NOTICE: Any notice, demand, or statement or payment, other than nominations provided for herein, shall be in writing and shall be deemed delivered when mailed, postage prepaid, by United States mail to the address of the Party to receive same as set forth on the face of this Agreement.

ASSIGNMENTS: This Agreement may not be assigned by either Party hereto except to an affiliate of the assigning Party; provided, however, either Party may pledge, mortgage or assign its rights hereunder as security for indebtedness. This Agreement extends to and will be binding upon the respective successors and assigns of Buyer and Seller.

DISCLAIMER OF WARRANTIES: THERE ARE NO WARRANTIES WHICH EXTEND BEYOND EXPRESS WARRANTY OF TITLE SET FORTH HEREIN. IN PARTICULAR, THERE ARE NO OTHER EXPRESS WARRANTIES AND NO IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

APPLICABLE LAW: THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT RECOURSE TO THE RULES OF CONFLICT OF LAWS. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

LIMITATION ON LIABILITY: NOTWITHSTANDING ANY OTHER PROVISIONS HEREIN, THE PARTIES HERETO WAIVE ANY AND ALL RIGHTS, CLAIMS OR CAUSES OF ACTION ARISING UNDER THIS AGREEMENT FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR FOR LOST PROFITS. THIS PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

ARBITRATION CLAUSE: ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF SHALL BE SETTLED BY ARBITRATION BY THREE ARBITRATORS IN HOUSTON, TEXAS, IN ACCORDANCE WITH THE AMERICAN ARBITRATION ASSOCIATION COMMERCIAL ARBITRATION RULES. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PREVAILING PARTY SHALL BE ENTITLED TO ITS REASONABLE ATTORNEYS' FEES. ANY MONETARY AWARD SHALL ACCRUE INTEREST FROM THE DATE OF THE BREACH TO THE DATE OF ANY JUDGMENT ENTERED ON THE AWARD AT THE PRIME COMMERCIAL RATE CHARGED ON THE DATE OF THE BREACH BY CITIBANK, N.A. NEW YORK, NEW YORK, PLUS TWO (2) PERCENT OR AT THE MAXIMUM LEGAL RATE, WHICHEVER IS LESS. IF A PARTY FILES A COMPLAINT IN ANY COURT WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION HEREUNDER, THE DEFENDANT IN SUCH COURT ACTION SHALL BE ENTITLED TO RECOVER ITS REASONABLE ATTORNEYS' FEES IN CONNECTION WITH THE COURT ACTION. THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

ENTIRE AGREEMENT: This document constitutes the entire Agreement between the parties with respect to the subject matter hereof. No promise, agreements or warranties additional to this Agreement will be deemed to be a part hereof, nor will any alteration, amendment or modification hereof, be effective unless mutually agreed in writing by the parties hereto. The Confirmation Letter shall be amended to reflect any changes to Point(s) of Delivery, Measuring Party, Maximum Daily Quantity, Sales Price, or Effective Term agreed to by the parties for gas sold hereunder.

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